Exhibit 99.1

Presidio Property Trust Reports 2020 Model Home Sales Activity

January 19, 2021

SAN DIEGO, CA / ACCESSWIRE / January 19, 2021 / Presidio Property Trust, Inc. (NASDAQ:SQFT), an internally managed, diversified real estate investment trust, announced today that, through its affiliated entities, it sold 46 model homes during 2020, and had eight homes for sale in escrow at year-end. 100% of the homes sold in 2020 resulted in a positive investment return. Home sold in 2020 were located in the states of Texas, Florida, Arizona, California, Wisconsin, and Pennsylvania. The average sales price per model home sold was approximately $400,000, and the average holding period was approximately 3 years.

"Our model home business delivered solid performance in 2020," said Jack Heilbron, President and Chief Executive Officer. "We saw positive model home returns in all geographies and averaged a sale of almost one home per week throughout the year," said Heilbron. "We collected 100% of the lease payments that we billed to our homebuilder tenants in 2020, showing the strength of the purchase / leaseback model home business, even in the time of COVID. Amortizing mortgages on these properties, coupled with a 3-year holding period, further reduces our risk."

"Companies such as Hewlett Packard, Oracle, and Tesla chose to move to more business-friendly, lower-tax environments in 2020," remarked Larry Dubose, President of Dubose Advisors, which manages and operates the purchase / leaseback model home business and is a wholly-owned subsidiary of Presidio Property Trust. "With a more reasonable cost of living and more affordable quality housing options, we are not surprised that the U.S. Census Bureau's 2020 population estimates are that Texas had the highest population growth of any state. Having the bulk of our business in Texas and Florida, we expect the larger American population trends to translate into continued strong demand for housing in our core markets."

About Presidio Property Trust

Presidio is an internally managed, diversified REIT. We have interests in approximately 120 model home properties in six states, with the majority located in Texas and Florida, which are leased back to homebuilders on a triple-net basis. Our commercial real estate portfolio consists of approximately 1.1 million square feet comprised of 15 properties: ten office properties, one industrial property and four retail properties. Our commercial portfolio is located in Southern California, Colorado, and North Dakota, and we are currently considering new commercial property acquisitions in a variety of additional markets across the United States. Our commercial property tenant base is diversified, which helps limit our exposure to any single industry in which our tenants operate. This geographical clustering of our real estate portfolio enables us to minimize operating costs and leverage efficiencies by managing a number of properties utilizing minimal overhead and staff. For more information on Presidio, please visit the Company's website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including Presidio's plans and strategies as described herein. Readers are cautioned that forward-looking statements (which can be identified by words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters) are subject to numerous risks and conditions, many of which are beyond Presidio's control, including those set forth in the "Risk Factors" section of Presidio's registration statement and prospectus filed with the Securities and Exchange Commission (SEC). Copies are available on the SEC's website, www.sec.gov. The statements in this press release represent Presidio's views only as of the date they are made and should not be relied upon as representing Presidio's views as of any subsequent date. Presidio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contacts:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: +1 (866) 781-7721 x244

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

MJ Clyburn

+1-917-327-6847

clyburn@tradigitalir.com